UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

Medusa Style Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Hornby Street, Suite 210, Vancouver, British
Columbia, Canada V6C 3B6
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 687-6991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.02     Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal officers

SIGNATURES

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On September 12, 2006, Bruce Schmidt was appointed Director, Chief Executive Officer and President of Medusa Style Corporation. Since May of 1996, Mr. Schmidt has been working as a Life-Sciences Management consultant under his own consulting company, RJS Management in Vancouver, BC. RJS Management provides executive counsel to hightech/biotech companies in the areas of business strategy, marketing and strategic partnering.

With a background in physics and education from the University of British Columbia, he has acted as a consultant and has served on the Board of Directors for a variety of Canadian biotech/hightech and venture capital companies between 1992 through 2005 including: Prescient Neuropharma Inc. (TSX- "PNO") as President, Chief Executive Officer and Director; Alda Pharmaceuticals Corp. (TSX-"APH") as Director; Biophage Pharma Inc. (TSX-"BUG") as Corporate Secretary and Director; Strategic Merchant Bancorp, Ltd (TSX-"SMB") as a Director; VP Media Group Ltd. (TSX- "DVD.H") as Director and Aitchison Capital, Inc. (TSX-"TTI") as a Director.

Mr. Schmidt has also been involved with a number of non-profit Canadian organizations including: the Canadian Networks of Centers of Excellence, the Canadian Healthcare Licensing Association, the British Columbia Biotechnology Alliance (BC Biotech), B.C. Nanotechnology Alliance, British Columbia's Integrated Technology Initiative and the New Economy and Adoption of Technologies Group of the British Columbia Securities Commission.

Bruce Schmidt will receive no compensation for his services as Director, Chief Executive Officer and President of Medusa Style Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    MEDUSA STYLE CORPORATION

By: BRUCE SCHMIDT
Bruce Schmidt President and Chief Executive Officer

Dated: September 13, 2006